Exhibit 99.8

NOMINEE HOLDER CERTIFICATION

PACIFIC CAPITAL BANCORP

Up to 726,975,565 Shares of Common Stock Issuable Upon the Exercise of Subscription

Rights Distributed to the Record Shareholders of Pacific Capital Bancorp

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF PACIFIC CAPITAL BANCORP DATED [—], 2010 (THE “PROSPECTUS”).

The undersigned, a broker, custodian bank, or other nominee holder (the “Nominee Holder’) of non-transferable subscription rights (the “Rights”) to purchase shares of common stock of Pacific Capital Bancorp (the “Company”) pursuant to the rights offering described and provided for in the Prospectus, hereby certifies to the Company, to BNY Mellon Shareowner Services, as subscription agent for the rights offering, and to BNY Mellon Shareowner Services, as information agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the rights to purchase the number of shares of common stock specified below, the terms of which is described further in the Prospectus, as to each beneficial owner for whom the Nominee Holder is acting hereby:

Number of Shares Owned on Record Date	Number of Shares Subscribed in the Rights Offering

Print Name of the Nominee Holder:

By:

Print Signer’s Name:

Contact Name:

Contact Phone Number: